July 28, 2000



         As counsel for Liberty-Stein Roe Funds Municipal Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 2-99356:

Date of Date of to PEA Series Opinion Filing No. No. ------ ------- ------ --- --- SteinRoe High-Yield Municipals (now named Stein Roe High-Yield Municipals
Fund) 12/20/87 08/30/96 10 21 SteinRoe Intermediate Municipals (now named Stein Roe Intermediate Municipals Fund) 12/20/87 08/30/96 10 21 SteinRoe Managed Municipals (now named Stein Roe Managed Municipals Fund) 12/20/87 08/30/96 10 21 SteinRoe Tax-Exempt Money Fund (now named Stein Roe Municipal Money Market Fund) 12/20/87 08/30/96 10 21 SteinRoe Intermediate Municipals, Inc. (now named Stein Roe Intermediate Municipals Fund) 07/23/85* 08/30/96 11(a) 21 ----------------------- *Opinion regarding standby commitments In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933. Very truly yours, BELL, BOYD & LLOYD LLC By /s/Cameron S. Avery Cameron S. Avery